Exhibit 99.1
DocGo Announces Fourth Quarter and Full Year 2025 Results

Company Raises 2026 Revenue and Adjusted EBITDA Guidance due to Customer Expansions, Improved EMS Hiring Rates and Efficiency Initiatives

Company Has Initiated a Formal Process to Explore Strategic Alternatives to Maximize Shareholder Value

Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, March 16th, 2026 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health and medical transportation services, today announced financial and operating results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights

•Total revenue for the fourth quarter of 2025 was $74.9 million, compared to $120.8 million in the fourth quarter of 2024. This decline was entirely due to the wind-down of migrant-related programs, which generated $7.4 million of revenue in the fourth quarter of 2025 and $60.2 million in the fourth quarter of 2024. Excluding revenue from migrant-related programs, revenue increased 11% to $67.5 million in the fourth quarter of 2025 from $60.6 million in the fourth quarter of 2024.
•GAAP gross margin (which includes depreciation and amortization expenses) for the fourth quarter of 2025 was 27.2%, compared to 30.8% in the fourth quarter of 2024.
•Adjusted gross margin1 for the fourth quarter of 2025 was 32.5%, compared to 33.5% in the fourth quarter of 2024.
•Net loss for the fourth quarter of 2025 was $142.3 million, compared to a net loss of $7.6 million in the fourth quarter of 2024. Included in this quarter’s loss were several non-cash items totaling $78 million, which include impairments of $23 million in intangible assets, $50 million in goodwill and $5 million in an equity investment.
•Adjusted EBITDA1 loss was $11.3 million for the fourth quarter of 2025, compared to adjusted EBITDA of $1.1 million for the fourth quarter of 2024.
•Medical Transportation Services revenue in the fourth quarter of 2025 was $50.2 million, compared to $49.1 million for the fourth quarter of 2024.
•Mobile Health Services revenue for the fourth quarter of 2025 was $24.8 million, compared to $71.8 million for the fourth quarter of 2024. This decline was entirely due to the wind-down of migrant-related programs. Excluding revenue from migrant-related programs, Mobile Health Services revenue increased 47% from the fourth quarter of 2024, aided by the inclusion of revenue from SteadyMD, which was acquired on October 20, 2025.
•As of December 31, 2025, the Company held total cash and cash equivalents, including restricted cash and investments, of approximately $68.3 million, compared to $95.2 million as of September 30, 2025. This period included $12.5 million in cash for the acquisition of SteadyMD and additional transaction-related cash payments of approximately $1.5 million.

Full Year 2025 Financial Highlights

•Total revenue for 2025 was $322.2 million, compared to $616.6 million in 2024. This decline was entirely due to the wind-down of migrant-related programs, which generated $69.6 million in 2025 and $373.5 million in 2024.
•GAAP gross margin (which includes depreciation and amortization expenses) for 2025 was 25.8%, compared to 32.1% in 2024.
•Adjusted gross margin1 for 2025 was 32.3%, compared to 34.6% in 2024.
•Net loss for 2025 was $196.4 million, compared to net income of $13.4 million in 2024. Included in this year’s loss were non-cash impairments of $30.6 million in intangible assets, $58.2 million in goodwill, and a $5 million equity investment.
•Adjusted EBITDA1 loss was $28.6 million for 2025, compared to adjusted EBITDA of $60.3 million in 2024.
•Medical Transportation Services revenue for 2025 was $200.8 million, compared to $193.5 million in 2024.
•Mobile Health Services revenue for 2025 was $121.4 million, compared to $423.1 million in 2024. This decline was entirely due to the wind-down of migrant-related programs.

Select Corporate Highlights for the Fourth Quarter of 2025 and Recent Weeks

•Combined revenues from the Company’s “healthcare at any address” business – which includes our care gap closure, transitions of care, remote patient monitoring, mobile phlebotomy and virtual care services – tripled to $12.8 million in Q4 2025, compared to $4.3 million in Q4 2024.
•Company achieved record volumes across all major business lines, with US medical transportation increasing 11%, healthcare in the home increasing 113%, mobile phlebotomy increasing 16%, remote patient monitoring increasing 16%, and virtual care & lab orders increasing 50% when comparing fourth quarter 2025 to fourth quarter 2024.
•DocGo’s SteadyMD announced an immediate expansion of its clinical workforce to meet rising virtual care demand for branded GLP-1 weight loss care, and achieved their highest monthly revenue on record in February 2026.
•Surpassed 1.45 million patients assigned by the Company’s payer and provider partners to engage for care gap closure services, up from 1.3 million last quarter.
•Subsequent to quarter end, expanded our relationship with a major national insurance payer to facilitate annual preventive exams and close care gaps in Kentucky for both children and adults. The program is slated to launch this month.
•Company has initiated a formal process to explore strategic alternatives to maximize shareholder value.

Financial Guidance

•Full-year 2026 revenue is expected to be $290-$310 million, which does not include any migrant-related revenue, an increase from our prior guidance of $280-$300 million.
•Full-year 2026 adjusted EBITDA2 is expected to be a loss of $5-$10 million, the majority of which is expected to be realized in the first half of the year, compared to our prior guidance of a loss of $15-$25 million.

Lee Bienstock, Chief Executive Officer of DocGo, commented “While 2025 was a year of transition and focus on our core business lines, the robust growth in our ‘healthcare at any address’ business – which includes care in the home, remote patient monitoring, mobile phlebotomy and virtual care services – supports our belief that DocGo’s offering is well positioned to meet the needs of the evolving healthcare landscape.” Bienstock continued “We are increasing guidance based on the record volumes we’ve seen thus far in 2026, and the anticipated full-year impact of our cost efficiency initiatives. We believe that our plan and resources are sufficient to enable the Company to achieve profitability in the second half of 2026.“

Norm Rosenberg, Chief Financial Officer of DocGo, commented “I am encouraged by the positive trend in medical transportation gross margins on both a quarterly sequential and year-over-year basis, and we anticipate additional margin improvements in both segments in 2026. During the fourth quarter, the company incurred material costs associated with the final wind-down of migrant-related programs, which will not recur in Q1. Cash collections during the fourth quarter of 2025 were lower than our expectations, driven by delayed payments from our outstanding migrant-related receivables. We have collected more than 97% of all migrant-related receivables to date, and expect that we will collect the approximately $20 million outstanding in due course.”

1Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.
2Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call and Webcast Details

Monday, March 16th, 2026, at 5:00 PM ET

1-800-717-1738 - Investors Dial

1-646-307-1865 - Int’l Investors Dial

Conference ID: 74028

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1752136&tp_key=c6aecb5179

The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring, ambulance services and a 50-state virtual care network. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the Company’s expectations around projected revenues and adjusted EBITDA for fiscal year 2026; the performance and growth of its core business lines; the launch of new Mobile Health programs; the demand for and expansion of the Company’s services; cash flow and cash collections; the Company’s cash balances; margin improvements; and the Company’s return to profitability. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause its actual results or outcomes, or the timing of its results or outcomes, to differ materially from those contained in its forward-looking statements, including, but not limited to the following: impacts related to the recent wind down of migrant-related services; the Company’s ability to continue as a going concern; the Company’s ability to maintain its listing on Nasdaq; the Company’s ability to pursue strategic initiatives to deliver on shareholder value; the Company’s ability to expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks and funding new strategic relationships; the Company’s ability to establish, maintain and grow customer relationships; the Company’s ability to execute projects to the satisfaction of its customers; the Company’s ability to grow demand for its care gap closure programs and other services; the Company’s ability to maintain or grow its cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and other strategic partners; the Company’s ability to compete effectively in a highly competitive industry, including conditions in the healthcare transportation and mobile health services markets; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts, including changes in government spending on healthcare and other social services; recent revenue growth derived from a small number of large customers; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity and success of its acquisition strategy; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the availability of healthcare professionals and other personnel; changes in the cost of labor; the Company’s ability to collect on customer receivables; risks associated with the Company’s share repurchase program; overall macroeconomic and geopolitical conditions, including the interest rate environment, the inflationary environment, the potential recessionary environment, regional conflict and tensions, financial institution instability and the ongoing or any future shutdown of the U.S. federal government; the ability of the Company’s suppliers to meet its needs; the Company’s ability to obtain or maintain operating licenses; potential changes in federal, state or local government policies or priorities; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of our stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; the Company’s ability to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS
	December 31,
	2025	2024
ASSETS

Current assets:
Cash and cash equivalents	$51,018,657	$89,241,695
Accounts receivable, net of allowance for credit loss of $8,299,053 and $5,873,942 as of December 31, 2025 and December 31, 2024, respectively	92,893,216	210,899,926
Prepaid expenses	4,790,215	4,005,977
Other current assets	3,697,371	338,665
Total current assets	152,399,459	304,486,263
Property and equipment, net	14,558,427	14,881,411
Intangibles, net	—	25,728,813
Goodwill	—	47,432,550
Restricted cash and cash equivalents	1,466,121	18,095,612
Restricted investments (amortized cost of $15,737,694 and $0 as of December 31, 2025 and December 31, 2024, respectively)	15,845,875	—
Operating lease right-of-use assets	11,520,781	11,958,698
Finance lease right-of-use assets	17,420,424	15,337,299
Investments	—	5,547,979
Deferred tax assets	538,864	8,422,034
Other assets	3,353,061	3,730,473
Total assets	$217,103,012	$455,621,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,110,867	$28,356,430

Accrued liabilities	42,789,440	49,896,796
Line of credit	—	30,000,000
Notes payable, current	51,740	12,515
Due to seller	336,982	28,656
Contingent consideration, current	3,040,377	4,973,152
Operating lease liability, current	4,650,953	3,844,561
Finance lease liability, current	5,509,687	4,694,467
Total current liabilities	67,490,046	121,806,577

Notes payable, non-current	183,843	5,215
Contingent consideration, non-current	4,776,215	—
Operating lease liability, non-current	7,563,664	8,599,072
Finance lease liability, non-current	11,217,907	10,031,138
Total liabilities	91,231,675	140,442,002

Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 98,640,059 and 101,910,883 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	9,864	10,191
Additional paid-in-capital	325,416,366	321,087,583
Accumulated deficit	(183,801,795)	(1,402,167)
Accumulated other comprehensive income	2,387,404	1,221,869
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	144,011,839	320,917,476
Noncontrolling interests	(18,140,502)	(5,738,346)
Total stockholders’ equity	125,871,337	315,179,130
Total liabilities and stockholders’ equity	$217,103,012	$455,621,132

DocGo Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
	Year Ended December 31,
	2025	2024	2023

Revenues, net	$322,196,000	$616,555,132	$624,288,642
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	223,438,301	402,980,557	428,906,225
Operating expenses:
General and administrative	133,449,597	138,758,758	137,152,512
Depreciation and amortization	15,661,865	15,884,898	16,431,892
Legal and regulatory	23,819,898	17,146,891	13,082,569
Technology and development	13,563,070	11,589,402	10,858,724
Sales, advertising and marketing	1,420,428	1,505,900	2,801,740
Intangible asset impairment	30,648,245	—	—
Goodwill impairment	58,228,096	—	—
Total expenses	500,229,500	587,866,406	609,233,662
(Loss) income from operations	(178,033,500)	28,688,726	15,054,980
Other (expense) income:
Interest (expense) income, net	(1,242,161)	(1,929,207)	1,684,399
(Loss) gain on change in fair value of contingent consideration	(2,056,112)	9,392,133	1,437,525
Finite-lived intangible asset impairment	—	(8,306,591)	—
Loss on equity method investments	(552,763)	(316,044)	(343,336)
Equity investment impairment	(5,000,000)	—	—
Loss on remeasurement of operating and finance leases	(42,367)	(32,363)	(866)
(Loss) gain on disposal of assets	(39,668)	23,682	(852,544)
Other (expense) income	(532,418)	228,666	(686,865)
Total other (expense) income	(9,465,489)	(939,724)	1,238,313

Net (loss) income before income tax expense	(187,498,989)	27,749,002	16,293,293
Provision for income taxes	(8,868,166)	(14,388,422)	(6,244,965)
Net (loss) income	(196,367,155)	13,360,580	10,048,328
Net (loss) income attributable to noncontrolling interests	(13,967,527)	(6,631,563)	3,189,873
Net (loss) income attributable to stockholders of DocGo Inc. and Subsidiaries	(182,399,628)	19,992,143	6,858,455
Other comprehensive income (loss)
Unrealized gain on investments, net of tax	85,635	—	—
Foreign currency translation adjustment	1,079,900	(263,036)	743,699
Total comprehensive (loss) income	$(181,234,093)	$19,729,107	$7,602,154

Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Basic	$(1.84)	$0.20	$0.07
Weighted-average shares outstanding - Basic	99,068,651	102,395,141	103,511,299

Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Diluted	$(1.84)	$0.18	$0.06
Weighted-average shares outstanding - Diluted	99,068,651	109,422,840	105,617,817

DocGo Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(196,367,155)	$13,360,580	$10,048,328
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	4,863,255	5,606,818	4,829,780
Amortization of intangible assets	5,582,601	5,660,818	5,249,358
Amortization of finance lease right-of-use assets	5,216,009	4,617,262	6,352,754
Loss (gain) on disposal of assets	39,668	(23,682)	852,544
Deferred income tax	7,745,066	3,466,505	(1,981,519)
Accretion of discount related to restricted investments	(309,842)	—	—
Loss on equity method investments	552,763	316,044	343,336
Bad debt expense	12,047,791	5,235,560	3,601,520
Stock-based compensation	17,442,018	13,634,086	20,969,174
Loss on remeasurement of operating and finance leases	42,367	32,363	866
Loss on liquidation of business	—	—	70,284
Intangible asset impairment	30,648,245	8,306,591	—
Goodwill impairment	58,228,096	—	—
Equity investment impairment	5,000,000	—	—
Loss (gain) on change in fair value of contingent consideration	2,056,112	(9,392,133)	(1,437,525)
Changes in operating assets and liabilities:
Accounts receivable	112,497,747	41,272,218	(160,524,934)
Prepaid expenses and other current assets	(3,399,532)	13,007,231	(10,843,890)
Other assets	409,156	(1,384,824)	1,059,605
Accounts payable	(17,640,819)	8,307,533	(2,051,695)
Accrued liabilities	(10,402,113)	(41,940,373)	58,968,844
Operating lease liabilities and right-of-use assets	200,221	32,834	—
Net cash provided by (used in) operating activities	34,451,654	70,115,431	(64,493,170)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,544,118)	(3,612,507)	(7,313,269)
Purchase of intangibles	(2,890,716)	(2,002,103)	(2,541,661)
Acquisition of businesses, net of cash acquired	(16,394,978)	—	(20,203,464)
Purchase of restricted investments	(28,613,676)	—	—
Purchase of equity method investments	(4,784)	(310,450)	(298,932)
Purchase of equity securities	—	(5,000,000)	—
Proceeds from sale and maturity of restricted investments	13,163,278	—	—
Proceeds from disposal of property and equipment	202,167	274,427	747,088
Net cash used in investing activities	(39,082,827)	(10,650,633)	(29,610,238)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	—	45,000,000	25,000,000
Repayments of revolving credit line	(30,000,000)	(40,000,000)	—
Proceeds from notes payable	258,700	—	—
Repayments of notes payable	(41,247)	(51,987)	(25,926)

Due to seller	(877,713)	(3,118,595)	(13,590,382)
Acquisition of noncontrolling interest	—	(1,848,000)	—
Earnout payments on contingent liabilities	(1,952,672)	(3,608,553)	(5,266,681)
Distributions paid to noncontrolling interest	(175,831)	(1,294,422)	—
Proceeds from exercise of stock options	—	26,330	1,581,183
Payments for taxes related to shares withheld for employee taxes	(1,813,909)	(1,168,877)	(2,308,954)
Common stock repurchased	(10,828,906)	(13,756,271)	—
Payments on obligations under finance lease	(5,385,581)	(4,334,463)	(4,270,553)
Net cash (used in) provided by financing activities	(50,817,159)	(24,154,838)	1,118,687
Effect of exchange rate changes on cash and cash equivalents	595,803	(190,639)	1,093,633
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(54,852,529)	35,119,321	(91,891,088)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	107,337,307	72,217,986	164,109,074
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$52,484,778	$107,337,307	$72,217,986

	Year Ended December 31,
	2025	2024	2023
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$1,712,256	$2,142,288	$250,100
Cash paid for interest on finance lease liabilities	$958,553	$769,041	$600,239
Cash paid for income taxes, net of refunds	$6,482,618	$5,880,864	$10,276,110
Right-of-use assets obtained in exchange for lease liabilities	$11,718,452	$13,973,620	$7,621,538
Remeasurement of finance lease right-of-use asset due to lease modification	$—	$300,000	$—

Supplemental non-cash investing and financing activities:
Property and equipment in accounts payable	$52,866	$221,639	$271,292
Acquisition of remaining FMC NA through due to seller and issuance of stock	$—	$—	$7,000,000
Acquisition of CRMS through issuance of stock	$—	$—	$1,000,000
CRMS True-up Payment through issuance of stock	$—	$1,814,345	$—
Receivables exchanged for trade credits	$—	$—	$1,500,000
Pre-acquisition receivables written off through due to seller	$—	$4,675,758	$—

Reconciliation of cash and restricted cash
Cash	$51,018,657	$89,241,695	$59,286,147
Restricted cash	1,466,121	18,095,612	12,931,839
Total cash and restricted cash shown in statement of cash flows	$52,484,778	$107,337,307	$72,217,986

DocGo Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
	Three Months Ended December 31,
	2025	2024

Revenues, net	$74,935,688	$120,833,073
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	50,571,192	80,334,624
Operating expenses:
General and administrative	39,214,798	35,041,780
Depreciation and amortization	3,948,234	3,322,925
Legal and regulatory	9,530,093	5,524,453
Technology and development	3,772,943	3,685,650
Sales, advertising and marketing	340,337	396,828
Intangible asset impairment	22,627,902	—
Goodwill impairment	49,509,698	—
Total expenses	179,515,197	128,306,260
Loss from operations	(104,579,509)	(7,473,187)

Other (expense) income:
Interest expense, net	(152,354)	(541,464)
(Loss) gain on change in fair value of contingent consideration	(1,003,718)	9,762,845
Finite-lived intangible asset impairment	—	(8,306,591)
Loss on equity method investments	(446,213)	(86,121)
Equity investment impairment	(5,000,000)	—
(Loss) gain on remeasurement of operating and finance leases	—	(311)
Gain (loss) on disposal of assets	4,000	(13,035)
Other (expense) income	(432,779)	82,608
Total other (expense) income	(7,031,064)	897,931

Net loss before income tax expense	(111,610,573)	(6,575,256)
(Provision for) benefit from income taxes	(30,730,027)	(1,071,670)
Net loss	(142,340,600)	(7,646,926)
Net loss attributable to noncontrolling interests	(8,269,919)	(4,384,116)
Net loss attributable to stockholders of DocGo Inc. and Subsidiaries	(134,070,681)	(3,262,810)
Other comprehensive loss
Unrealized (loss) gain on investments, net of tax	(22,832)	—
Foreign currency translation adjustment	(23,249)	(1,091,649)
Total comprehensive loss	$(134,116,762)	$(4,354,459)

Net loss per share attributable to DocGo Inc. and Subsidiaries - Basic	$(1.37)	$(0.03)
Weighted-average shares outstanding - Basic	97,992,839	101,863,456

Net loss per share attributable to DocGo Inc. and Subsidiaries - Diluted	$(1.37)	$(0.03)
Weighted-average shares outstanding - Diluted	97,992,839	101,863,456

DocGo Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(142,340,600)	$(7,646,926)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property and equipment	1,180,710	1,323,878
Amortization of intangible assets	1,382,612	776,481
Amortization of finance lease right-of-use assets	1,384,912	1,222,566
(Gain) loss on disposal of assets	(4,000)	13,035
Deferred income tax	30,061,721	8,709,292
Accretion of discount related to restricted investments	(94,953)	—
Loss on equity method investments	446,213	86,121
Bad debt expense	8,341,116	1,378,086
Stock-based compensation	3,135,898	3,878,631
Loss on remeasurement of operating and finance leases	—	311
Intangible asset impairment	22,627,902	8,306,591
Goodwill impairment	49,509,698	—
Equity investment impairment	5,000,000	—
Loss (gain) on change in fair value of contingent consideration	1,003,718	(9,762,845)
Changes in operating assets and liabilities:
Accounts receivable	11,775,279	21,434,711
Prepaid expenses and other current assets	2,003,275	674,104
Other assets	(616,919)	(297,911)
Accounts payable	2,680,565	(6,953,524)
Accrued liabilities	(7,730,838)	(10,444,857)
Operating lease liabilities and right-of-use assets	(213,609)	20,871
Net cash (used in) provided by operating activities	(10,467,300)	12,718,615

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,497,058)	(724,803)
Purchase of intangibles	(631,147)	226,130
Acquisition of businesses, net of cash acquired	(12,748,660)	—
Purchase of restricted investments	(3,874,540)	—
Purchase of equity securities	—	(5,000,000)
Proceeds from sale and maturity of restricted investments	5,675,359	—
Proceeds from disposal of property and equipment	4,000	95,892
Net cash used in investing activities	(13,072,046)	(5,402,781)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(14,086)	(29,980)
Due to seller	(19,851)	(109,619)
Earnout payments on contingent liabilities	—	(2,008,524)
Distributions paid to noncontrolling interest	—	(1,044,422)
Proceeds from exercise of stock options	—	25,646
Payments for taxes related to shares withheld for employee taxes	(410,810)	(794,566)

Common stock repurchased	—	(2,678,073)
Payments on obligations under finance lease	(1,419,963)	(1,216,409)
Net cash used in financing activities	(1,864,710)	(7,855,947)
Effect of exchange rate changes on cash and cash equivalents	281,662	(701,078)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(25,122,394)	(1,241,191)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	77,607,172	108,578,498
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$52,484,778	$107,337,307

	Three Months Ended December 31,
	2025	2024
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$50,187	$635,262
Cash paid for interest on finance lease liabilities	$258,511	$208,115
Cash paid for income taxes, net of refunds	$(165,888)	$(661,869)
Right-of-use assets obtained in exchange for lease liabilities	$2,457,190	$2,993,279

Supplemental non-cash investing and financing activities:
Property and equipment in accounts payable	$35,140	$168,500

Reconciliation of cash and restricted cash
Cash	$51,018,657	$89,241,695
Restricted cash	1,466,121	18,095,612
Total cash and restricted cash shown in statement of cash flows	$52,484,778	$107,337,307

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and twelve months ended December 31, 2025 compared to the same periods in 2024:

	Three Months Ended December 31,		Year Ended December 31,
DocGo Inc. Consolidated	2025	2024	2025	2024
Revenue	$74,935,688	$120,833,073.00	$322,196,000	$616,555,132
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(50,571,192)	(80,334,624)	(223,438,301)	(402,980,557)
Depreciation and amortization	(3,948,234)	(3,322,925)	(15,661,865)	(15,884,898)
GAAP gross profit	20,416,262	37,175,524	83,095,834	197,689,677

Depreciation and amortization	3,948,234	3,322,925	15,661,865	15,884,898
Non-recurring items included in cost of revenue above	—	—	5,269,129	—
Adjusted gross profit	$24,364,496	$40,498,449	$104,026,828	$213,574,575

GAAP gross margin	27.2%	30.8%	25.8%	32.1%
Adjusted gross margin	32.5%	33.5%	32.3%	34.6%
The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three months and twelve months ended December 31, 2025 compared to the same periods in 2024 (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss (GAAP)	$(142.3)	$(7.6)	$(196.4)	$13.4
(+) Net interest expense	0.2	0.5	1.2	1.9
(+) Income tax expense	30.7	1.1	8.9	14.4
(+) Depreciation and amortization	3.9	3.3	15.7	15.9
(+) Other expense (income)	6.9	(1.4)	8.2	(1.0)
EBITDA	(100.6)	(4.1)	(162.4)	44.6

(+) Non-cash stock compensation	3.1	3.8	17.4	13.6
(+) Non-recurring expense	86.2	1.4	116.4	2.1

Adjusted EBITDA	$(11.3)	$1.1	$(28.6)	$60.3

Total Revenue	$74.9	$120.8	$322.2	$616.6
Pretax income margin	(149.0)%	(5.4)%	(58.2)%	4.5%
Net margin	(190.0)%	(6.3)%	(61.0)%	2.2%
Adjusted EBITDA margin	(15.1)%	0.9%	(8.9)%	9.8%

Contacts

Investors:

Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com